Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Earle M. Jorgensen Retirement Savings Plan
Los Angeles, California
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-147226) of our report dated September 26, 2008 relating to the financial statements and supplemental schedule of the Earle M. Jorgensen Retirement Savings Plan included in this Annual Report on Form 11-K for the year ended March 31, 2008.
/s/ BDO Seidman, LLP
BDO Seidman, LLP
Los Angeles, California
September 26, 2008

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